                                                                      EXHIBIT 11

                MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE
                 (In Millions, Except Per Share Amounts)


                                                                           For the Three Months Ended
                                                                         -----------------------------
                                                                          MARCH 28,         MARCH 29,
                                                                            1997              1996
                                                                         -----------       -----------
EARNINGS
Net earnings...........................................................      $  465          $  410
Preferred stock dividends..............................................         (10)            (12)
                                                                             ------          ------
Net earnings applicable to common stockholders.........................      $  455          $  398
                                                                             ------          ------
                                                                             ------          ------
PRIMARY WEIGHTED AVERAGE SHARES
Common stock...........................................................       165.6           172.8
Assuming issuance of shares relating to employee incentive plans......         28.9            23.4
                                                                             ------          ------
Total shares...........................................................       194.5           196.2
                                                                             ------          ------
                                                                             ------          ------
PRIMARY EARNINGS PER SHARE.............................................      $ 2.34          $ 2.03
                                                                             ------          ------
                                                                             ------          ------
FULLY DILUTED WEIGHTED AVERAGE SHARES
Common stock...........................................................       165.6           172.8
Assuming issuance of shares relating to employee incentive plans.......        28.9            23.4
                                                                             ------          ------
Total shares..........................................................        194.5           196.2
                                                                             ------          ------
                                                                             ------          ------
FULLY DILUTED EARNINGS PER SHARE.......................................      $ 2.34          $ 2.03
                                                                             ------          ------
                                                                             ------          ------

NOTE: In accordance with Accounting Principles Board Opinion No. 15, the modified treasury stock method was used to calculate per common share earnings.

NOTE: Earnings per common share amounts and average shares used in computing earnings per common share do not give effect to the two-for-one common stock split, effected in the form of a stock dividend, declared by the Board of Directors on April 15, 1997 and payable on May 30, 1997.